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                                                                   Exhibit 10.69


                            TAL FINANCIAL CORPORATION
                               1071 WORCESTER ROAD              LEASE NO. _____
                         FRAMINGHAM, MASSACHUSETTS 01701

                                 EQUIPMENT LEASE

EQUIPMENT LEASE dated as of ___________, 19__, between TAL FINANCIAL CORPORATION, (hereinafter called "Lessor"), a Massachusetts corporation having a place of business at 1071 Worcester Road, Framingham, Massachusetts 01701, and Information Management Associates, Inc. (hereinafter called "Lessee"), a Connecticut corporation with its principal place of business at One Corporate Drive - Suite 414, Shelton, Connecticut 06484. Lessee desires to lease from Lessor the personal property, hereinafter defined as "Equipment", and Lessor is willing to lease such personal property to Lessee at the rent, for the term and upon the conditions set forth in this lease or in any Exhibit, Schedule, Addendum, Amendment or Modification hereto. Accordingly, Lessor and Lessee agree as follows:

1.   Definitions.

     The following terms shall, unless the context otherwise requires, have the following meanings for all purposes of this lease:

          (a) "Equipment" means the equipment described on each Rental Schedule now or hereafter executed pursuant to this Lease, and owned or to be owned by Lessor and leased by Lessor to Lessee or ordered by Lessor for lease to Lessee as provided herein.

          (b) "Acquisition Cost" of any item of Equipment means an amount equal to the sum of (i) the purchase price of such item paid by Lessor, plus (ii) any excise, sales and use tax on or with respect to such item of Equipment, plus (iii) any costs, expenses, and fees paid or incurred by Lessor in obtaining and delivering such item of Equipment to Lessee and any expenses of installation of such item of Equipment paid for by Lessor. Lessor shall retain the option of either including the costs and expenses contained in (ii) and (iii) above in the Acquisition Cost, require the Lessee to incur or demand direct reimbursement for such costs incurred and not included in the Rental Schedule.

          (c) "Certificate of Inspection and Acceptance" means a certificate, substantially in the form attached hereto and marked "Exhibit A", to be executed by Lessee, and dated the date of Lessee's acceptance for lease hereunder of any Equipment delivered to Lessee, each of which certificates shall be deemed to incorporate all of the provisions of the Lease.

          (d) "Rental Schedule" means a schedule to be executed by Lessor and Lessee, substantially in the form attached hereto and marked "Exhibit B", setting forth a full description of Equipment to be leased hereunder, its location, Acquisition Cost, the amount of rent payable by Lessee with respect thereto, the period thereof, the Lease Commencement Date with respect thereto, and such other details as Lessor and Lessee may desire.

          (e) "Casualty Occurrence" and "Full Replacement Cost" shall have the meanings specified in Section 14 hereof.

          (f) "Events of Default" shall have the meanings specified in Section 19 hereof.

          (g) "Lease Commencement Date" with respect to an item of Equipment means the date of the commencement of the lease term of such item which shall be the erarliest date such item is accepted by Lessee for lease hereinunder as provided in Section 3 hereof, shipment by the Seller or passage of risk of loss to the Lessor.

2.   Lease of Equipment.

     Lessee shall evidence its request to Lessor to order specific items of Equipment for lease to Lessee hereunder by its executing and delivering to Lessor a Rental Schedule for such items. Lessee's execution of each such Rental Schedule shall obligate Lessee to lease the Equipment described therein from Lessor upon the acceptance, as provided in Section 3 hereof, of such Equipment by Lessee for lease hereunder.

3.   Delivery and Acceptance.

     Upon acceptance for lease by Lessee of any Equipment delivered to Lessee and described in a Rental Schedule, Lessee shall execute and deliver to Lessor a Certificate of Inspection and Acceptance with respect to such Equipment. If Lessee fails to execute and deliver such Certificate of Inspection and Acceptance to Lessor within fifteen (15) days following the delivery of any Equipment describe in a Rental Schedule, previously executed and delivered by Lessee, then, unless Lessee has, within such period, notified Lessor in writing that such Equipment is defective or is in unsatisfactory repair or working condition, it shall be conclusively presumed as between Lessor and Lessee that such Equipment has been unconditionally accepted for lease hereunder as of the fifteenth (15th) day following its delivery to Lessee, with the same force and effect as if Lessee had, on such date, executed a Certificate of Inspection and Acceptance with respect thereto.

4.   No Warranties by Lessor.

     As between Lessor and Lessee, Lessee's acceptance for lease hereunder of any Equipment as evidenced by its execution of a Certificate of Inspection and Acceptance with respect thereto (or Lessee's presumed acceptance for lease of such Equipment under the circumstances described in Section 3 hereof) shall constitute Lessee's acknowledgment that such Equipment (a) is of a size, design, capacity and manufacture acceptable to Lessee for lease hereunder, (b) is suitable for Lessee's purposes, (c) is in good order, repair and condition, and (d) is subject to all of the terms and conditions of the Lease. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, AS TO TITLE, OR ITS FREEDOM FROM THE CLAIMS OF OTHERS BY WAY OF INFRINGEMENT OR OTHERWISE, FITNESS, QUALITY, DESIGN, CONDITION, CAPACITY, SUITABILITY, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR PURPOSE, OR THE MATERIAL OR WORKMANSHIP OF ANY ITEM OF EQUIPMENT, IT BEING AGREED AND UNDERSTOOD THAT EACH ITEM OF EQUIPMENT TO BE LEASED PURSUANT TO THIS LEASE IS LEASED "AS IS" AND THAT ALL
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     SUCH RISKS AS BETWEEN LESSOR AND LESSEE ARE TO BE BORNE BY LESSEE. In no
     event shall any defect in, or unfitness of, any Equipment relieve Lessee of the obligation to pay rent or to make any other payments required hereunder or of any other obligation hereunder without deduction or set-off of any kind. Without limiting the generality of the foregoing, Lessor shall not be liable for any defects, either latent or patent, in any of the Equipment, or for any direct or consequential damage therefrom; for loss of use of any of the Equipment or for any interruption in Lessee's business occasioned by Lessee's inability to use any of the Equipment for any reason whatsoever; or for any failure or delay in obtaining any Equipment for delivery to Lessee. Lessee hereby waives any such claims against Lessor, and Lessor assigns to Lessee any of the rights which Lessor may have against Seller or any other person for breach of warranty or other representation respecting the equipment. Lessee hereby acknowledges that it has selected both (a) the equipment and (b) the Seller from whom the Lessor is to purchase the equipment. If the equipment is not properly installed, does not operate as represented or warranted by the Seller or is unsatisfactory for any reason, Lessee shall have any claim on account thereof solely against the Seller. Lessee understands and agrees that neither the Seller nor any salesman or other agent of the Seller is an agent of the Lessor. No salesman or agent of the Seller is authorized to waive or alter any term of condition of this lease and no representation as to the equipment or any other by the Seller shall in any way affect the Lessee's duty to pay the rent and perform its other obligations as set forth in this Lease.

                5. Lease Term. The lease term of each item of Equipment shall commence on the Lease Commencement Date thereof and shall, unless sooner terminated pursuant to the provisions of Section 14, 18 or 19 hereof, be for the period specified on the Rental Schedule therefor plus the number of days remaining in any partial first month if the Lease Commencement Date occurs on other than the first day of a month. However, the provisions of
     Section 11 shall apply as between Lessor and Lessee with respect to any Equipment from the date any Rental Schedule therefor is executed and delivered by Lessee.

     Unless ninety (90) days prior written notice of termination is given by either party to the other, the Lease Term shall be automatically extended for successive annual periods and payments for rent shall continue to be made in the amounts and on the monthly dates theretofore payable. Any such termination notice shall be effective only as of the last day of the initial Lease Term or of any extended Lease Term.

                6. Rent. Lessee's obligation to pay rent for each item of Equipment shall commence on the Lease Commencement Date thereof, as defined in Section 3, or any Seller's certification that such Equipment has been installed and is operating properly. Lessee agrees to pay Lessor, monthly in advance, on the first day of each month throughout the lease term of each item of Equipment, the monthly rent specified for each item of Equipment on the Rental Schedule therefor. If the Lease Commencement Date of an item of Equipment occurs on other than the first day of a month, the rent for the partial first month of the lease term shall be determined by dividing the amount of the average monthly rent for such item by thirty
     (30) and multiplying the quotient by the number of days remaining in said partial first month, including the Lease Commencement Date, and such partial first month's rent shall be payable with the first full month's payment of rent. Lessee hereby authorizes Lessor to insert the amount of such partial first month's rent for each such item of Equipment on the Rental Schedule therefor when such item has been accepted by Lessee for lease hereunder as provided in Section 3 hereof. The rents specified on the Rental Schedule(s) shall be payable unconditionally, without notice or demand, without any deduction, counter-claim, set-off, further notice or demand, and together with all other payments due under this Lease shall be payable directly to Lessor at the address appearing in the introductory paragraph of this Lease, or to such other party or at such other address as Lessor may from time to time designate in writing.

                7. Errors in Acquisition Cost. In the event that at any time before or after an item of Equipment is accepted by Lessee for lease hereunder it becomes known that the actual Acquisition Cost of such item differs from the Acquisition Cost figure, at the time such item was ordered for lease hereunder, Lessee hereby authorizes Lessor to make the necessary adjustments or corrections necessitated thereby in the rent figures for such item set forth on such Rental Schedule.

                8. Lessee's Representations and Warranties. Lessee represents and warrants that (a) Lessee is a corporation legally incorporated and validly existing, in good standing, under the laws of its state of incorporation set forth above, with full corporate power to enter into this Lease and to pay and perform all of its obligations hereunder; (b) this Lease has been duly authorized, executed and delivered by Lessee and constitutes the valid, legal and binding obligation of Lessee, enforceable in accordance with its terms; (c) no approval is required from any public regulatory body nor from any parent or affiliate of Lessee or from any other person, firm or corporation with respect to the entering into or performance of this Lease; (d) the entering into and performance of this Lease by Lessee, and the leasing of the Equipment hereunder by Lessee, and the payment by Lessee of the rent and all other obligations due hereunder, will not result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance in or upon any Equipment pursuant to, any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Lessee is a party or by or under which Lessee may be bound; (e) no mortgage, deed of trust, or other lien of any nature whatsoever which now covers or affects, or which may hereafter cover or affect any property or interest therein of Lessee, now attaches or hereafter will attach to the Equipment leased hereunder or in any manner affects or will affect adversely Lessor's right, title and interest therein; and (f) there are no suits or proceedings pending, or, to the knowledge of Lessee threatened, in any court or before any regulatory commission, board or other administrative governmental agency against or affecting Lessee, which will have a material adverse effect on the financial condition or business of Lessee; (g) The balance sheet of the Lessee as of the end of the end of the Lessee's most recent fiscal year and the related earnings statement of the Lessee for the fiscal year then ended, or for any interim period (copies of which have been furnished to the Lessor) fairly present the Lessee's financial condition as of such date and the results of its operations for such period, and since such date there has been no material adverse change in such condition or operations.

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                9.  Identification Marks. If requested by Lessor or assignee or required by federal, state or local law, Lessee shall, at Lessee's expense, affix or attach to the Equipment a sign, stencil, plaque, legend, tag or other form of notice to disclose Lessor's ownership of the Equipment or that the Equipment is leased from Lessor, and Lessee shall keep and maintain such sign, stencil, plaque, legend, tag or other form of notice affixed or attached to the Equipment throughout the lease term thereof. Lessee will not allow the name of any persons, association or corporation to be placed on any Equipment as a designation or as a claim of ownership other than that of Lessor; provided, however, that Lessee may cause such Equipment to be lettered with the names or initials or other insignia customarily used by Lessee on equipment used by it of the same or a similar type for convenience or identification of its rights to use such Equipment as permitted under this Lease or normal advertising displays.

                10. Fees and Taxes. Lessee agrees to pay promptly when due, and to indemnify and hold Lessor harmless from, all license, title and registration fees whatsoever, all levies, imposts, duties, charges or withholdings whatsoever, and all sales, use, personal property, stamp and other taxes whatsoever (together with any penalties, fines or interest thereon) whether assessed, levied or imposed by any governmental or taxing authority against or upon Lessor or otherwise, with respect to any Equipment or the purchase, acquisition, ownership, delivery, leasing, possession, use, operation, control, return or other disposition thereof, or the rents, receipts or earnings arising therefrom, or with respect to this Lease, excluding, however, any federal, state or local taxes levied on Lessor's net income (meaning "Taxable Income" as presently determined under the Federal Internal Revenue Code). In the event any such fees, levies, imposts, duties, charges or taxes are paid by Lessor, or if Lessor be required to collect or pay any thereof, Lessee shall reimburse Lessor therefor (plus any penalties, fines or interest thereon) promptly upon demand. Lessor will file all personal property tax returns covering the Equipment, and unless and until Lessor notifies Lessee in writing to the contrary, Lessor will pay the personal property taxes levied or assessed thereon directly to the levying authority. Lessee will, promptly upon being invoiced by Lessor, reimburse Lessor for the full amount of such personal property taxes so paid by Lessor. In the event Lessor should request Lessee in writing to pay such personal property taxes directly, Lessee agrees that it will do so promptly, upon receipt of such notice. All of the obligations of Lessee under this Section with respect to any fees, levies, imposts, duties, charges, withholdings and taxes (together with any penalties, fines or interest thereon) assessed, levied, imposed or accrued prior to the expiration or other termination of this Lease or the lease term of all Equipment leased hereunder shall continue in full force and effect notwithstanding such expiration or other termination and are expressly made for the benefit of, and shall be enforceable by, Lessor.

                11. Indemnification By Lessee. Lessee agrees to indemnify and hold Lessor and assignee harmless against any and all claims, demands, liabilities, losses, damages and injuries, of whatsoever kind, and all fees (including attorneys' fees), costs, expenses, penalties and interest, directly or indirectly relating to, resulting from, or in any way arising from this Lease, out of

                     (a) Lessor's purchase, acquisition and ownership of, and
                title to, any Equipment;

                     (b) the manufacture, purchase, delivery, installation,
                possession, maintenance, condition (including, without limitation, latent and other defects whether or not discoverable by Lessor), use, operation, control, loss, damage, destruction, removal, return, storage, surrender, sale or other disposition of any Equipment; whether or not the Lessor is also indemnified against such liabilities, claims, and demands by any manufacturer or seller of any such equipment;

                     (c) any accident in connection with the possession,
                operation, use, condition, control, return or storage of any Equipment resulting in damage to property or injury to any person or entity;

                     (d) all costs, charges, damages or expenses for royalties
                and/or claims and expenses of litigation, arising out of or in any way connected with the assertion of any claim or demand based upon any infringement or alleged infringement of any patent or other right, by or in respect of any Equipment;

                     (e) strict liability in tort;

                     (f) Lessee's failure to perform promptly any obligation
                under this Lease; and

                     (g) the enforcement of this Lease.

The indemnification by Lessee under this Section 11 shall survive the payment of all other obligations under, and the termination of, this Lease and the lease term of all Equipment leased hereunder.

                12. Use of Equipment. Lessee warrants and agrees that the Equipment will at all times be used and operated under and in compliance with the laws of the jurisdictions in which the Equipment may be located and operated, and in compliance with all lawful acts, rules, regulations and orders of any judicial, legislative or regulatory body having power to regulate or supervise the use of the Equipment. Lessee shall not permit any liens, charges or encumbrances to be placed on or levied against the Equipment other than liens, charges or encumbrances placed thereon by Lessor or by persons claiming against Lessor but not Lessee. Lessee agrees to procure and maintain in effect all licenses, certificates, permits and other approvals and consents required by federal, state, county, municipal, or foreign laws and regulations in connection with the possession, use, operation and maintenance of the Equipment. Lessee agrees that without Lessor's prior written consent Lessee will not assign or transfer its

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     rights under this Lease, or sublease any of the Equipment, or remove or suffer any of the Equipment to be removed from the location specified in the Rental Schedule for such Equipment, or permit any Equipment to be used by anyone other than Lessee or Lessee's employees.

                13. Improvement, Maintenance and Repair of Equipment. Lessee will, at its own expense, (a) maintain the Equipment in good and safe operating order, repair and condition, and in accordance with the requirements of any governmental authority, domestic or foreign, having jurisdiction thereof, (b) will pay for all fuel, service, inspections, overhauls, replacements, substitutions, materials and labor necessary or desirable for the proper use, repair, operation and maintenance of the Equipment, and (c) will keep the Equipment protected from the elements when not in use.

                14. Loss, Damage or Destruction of Equipment. Lessee shall bear all risks of damage to, or loss or destruction of, any Equipment during the lease term thereof and until such Equipment has been returned to Lessor pursuant to the provisions of Sections 17 or 19, whichever is applicable. Except as otherwise herein expressly provided, no such damage to, or loss or destruction of, any Equipment, shall impair any obligation of Lessee to Lessor under this Lease, including, without limitation, the obligation to pay rent. In the event that any item of Equipment shall become lost, stolen, destroyed or irreparably damaged from any cause whatsoever, or if any item of Equipment or Lessor's title thereto shall be requisitioned or seized by any governmental authority (each such occurrence being hereinafter called a "Casualty Occurrence") during the lease term of such item and until such item has been returned to Lessor in accordance with the provisions of Section 17 or 19 hereof, whichever is applicable, Lessee shall promptly notify Lessor in writing of such fact, fully informing Lessor of all details with respect thereto (including the identifying number or numbers thereof) and shall, within thirty (30) days after such Casualty Occurrence, pay Lessor an amount equal to the sum of (i) the accrued rent payable for such item from the date of such Casualty Occurrence up to and including the date of such payment, plus (ii) an amount equal to the Full Replacement Cost, as hereinafter defined, of such item as of the date of such Casualty Occurrence. Upon the making of such payment by Lessee in respect to any item of Equipment, then, at the option of Lessor, either (a) the rent for such item shall cease to accrue as of the date of such payment, the lease term of such item shall terminate, and all of Lessor's title to and rights in such item shall automatically pass to Lessee, or (b) Lessor will replace such item of Equipment with another item of like kind, and such replacement item shall be leased hereunder by Lessee for the then remaining lease term (plus any permitted extensions thereof) of the original item that sustained a Casualty Occurrence, and for the same monthly rent as for such original item, and subject to all of the other terms and conditions of this Lease. If the Full Replacement Cost has already been paid by Lessee then Lessor shall reimburse Lessee for the difference between the Full Replacement Cost and the actual cost to Lessor to replace such item of Equipment otherwise such actual cost of replacing an item of Equipment will continue to be owed by Lessee to Lessor and shall be immediately due and payable. Any insurance proceeds received as the result of a Casualty Occurrence with respect to an item of Equipment shall be applied first in reduction of any then unpaid obligation of Lessee to Lessor hereunder and secondly in reduction of Lessee's obligation to pay the Full Replacement Cost or the actual cost of replacement whichever is applicable for such item, plus the full amount of any purchase option price given to Lessee herein or in any document related to this transaction, if not already paid by Lessee to Lessor, or, if already paid by Lessee, to the reimbursement of Lessee for its payment of such Full Replacement Cost, or the actual cost of replacement whichever is applicable, and the balance of the insurance proceeds, if any, shall be paid to Lessee, if Lessee is not then in default hereunder. In the event that an item of Equipment has been damaged, but not irreparably, Lessor shall, if no Event of Default has occurred and is continuing hereunder, release to Lessee the proceeds of any insurance received by Lessor as a result of such damage for the purpose of reimbursing Lessee for the costs of repairing or restoring such item, upon receipt by Lessor of evidence, satisfactory to Lessor, that such repair or restoration has been completed, and an invoice therefor. The Full Replacement Cost of an item of Equipment means, as of any date, an amount equal to what the replacement cost to Lessor of such item would be on such date which shall be at least equal to the remaining monthly rental payments due under the Lease for such item of Equipment. Upon payment by Lessee of the Full Replacement Cost or the actual replacement cost to Lessor as cited above of an item of Equipment resulting from Casualty Occurrence, Lessor shall apply such payment to the monthly rental payments in the inverse order of maturity.

                15. Annual Reports. On or before April 1 in each year, commencing with the April 1 next following the date hereof, Lessee will cause to be furnished to Lessor an accurate statement, as of the preceding December 31, (a) showing such information regarding the condition and state of repair of such items as Lessor may reasonably request, and (b) certifying that all items of Equipment have been marked as required by
     Section 9 hereof, and (c) certifying that all items of Equipment continue to remain located at the premises specified on the Rental Schedules therefor. Lessor shall have the right at its sole cost and expense, by its authorized representatives upon reasonable notice to Lessee, to inspect the items of Equipment and Lessee's records with respect thereto, at such times as shall be reasonably necessary to confirm to Lessor the existence and proper maintenance thereof during the continuance of this Lease.

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                16. Insurance. Lessee will maintain, at its sole cost and
     expense, at all times during the lease term of any Equipment, and until such Equipment has been returned to Lessor in accordance with the provisions of Section 17 or 19, whichever is applicable, with reputable insurers acceptable to Lessor (a) insurance in an amount not less than the Full Replacement Cost (hereinbefore defined) of each item of Equipment leased hereunder, insuring against loss and/or damage to such Equipment arising out of any risk covered by fire, windstorm, explosion, and extended coverage, and against such other risks as are customarily insured against by companies owning property of a similar character and engaged in a business similar to that engaged in by Lessee, and (b) comprehensive public liability and property damage insurance, in such amounts as may be satisfactory to Lessor, insuring against liability for death, bodily injury and property damage resulting from ownership, maintenance, use or operation of the Equipment. All insurance policies shall (i) name Lessor as an additional insured, with losses under the physical loss and/or damage policies to be payable to Lessor and Lessee (and also to any assignee of Lessor, if requested by such assignee) as their respective interests may appear, (ii) provide that the policies will not be invalidated as against Lessor (or against any assignee of Lessor) because of any violation of a condition or warranty of the policy or application therefor by Lessee, and
     (iii) provide that the policies may only be materially altered or cancelled by the insurer after thirty (30) days prior written notice to Lessor and to any assignee of Lessor. Lessee shall deliver to Lessor, prior to the Lease Commencement Date for any item of Equipment (or at such other time or times as Lessor may request) a certificate or other evidence of the maintenance of all such insurance satisfactory to Lessor; provided however, that Lessor shall be under no duty to examine such certificate or other evidence of insurance, or to advise Lessee in the event that its insurance is not in compliance with this Lease. In the event of failure on the part of Lessee to provide and furnish any of the aforesaid insurance, Lessor may procure such insurance and Lessee shall, upon demand, reimburse Lessor for all expenditures made by Lessor for such insurance, together with interest thereon computed at the maximum per annum rate of interest permitted by law, from the date of Lessor's payment until reimbursed by Lessee. The comprehensive physical loss or damage insurance policy or policies shall also provide that upon receipt by the insurer from Lessor of any written notice of the occurrence of an Event of Default hereunder, any proceeds payable by said insurer with respect to any loss or destruction of, or damage to, any Equipment, shall be payable solely to Lessor (and to any assignee of Lessor, if requested by such assignee) from the date of said insurer's receipt of such written notice, up to the date said insurer receives written notice from the Lessor that said Event of Default is no longer continuing hereunder.

                17. Return of Equipment. Upon the expiration or termination of the lease term of any Equipment, whether by the passage of time or otherwise, Lessee will forthwith surrender and return possession of such Equipment to Lessor, in its original condition as of the Lease Commencement Date therefor, reasonable wear and tear only being excepted, by (a) properly preparing, crating and/or assembling such Equipment for shipment by common carrier, and (b) shipping such Equipment by common carrier, with insurance and freight prepaid, to a place designated by Lessor.

                18. Lessor's Ownership; Equipment to be and Remain Personal Property. Lessee acknowledges and agrees that it has not, and by the execution of this Lease it does not have or obtain, and by payments and performance hereunder it does not and will not have or obtain, any title to the Equipment, nor any property right or interest, legal or equitable, therein, except its rights as Lessee hereunder and subject to the terms hereof. It is expressly understood that all of the Equipment shall be and remain personal property notwithstanding the manner in which the Equipment may be attached or affixed to the realty, and that upon the expiration or other termination of the lease term of any Equipment, Lessee shall have the obligation, and Lessor shall have the right, to remove or to cause the removal of, such Equipment, from the premises whereon the same is then located, for return to Lessor pursuant to the provisions of Section 17 hereof, whether or not any such Equipment is affixed or attached to the realty or to any building, and, in the exercise of its said right, Lessor shall not be liable for any damage caused to the realty or any such building occasioned by any removal of the Equipment therefrom by Lessor or its agents. Lessee further covenants and agrees that Lessee will, at the request of Lessor, obtain and deliver to Lessor concurrently with the execution and delivery of each Rental Schedule, a waiver, in recordable form, from the owner and any lessor, lessee and the holder of any lien or encumbrance on the realty or building(s) on or in which any of the Equipment described in each such Rental Schedule is located or through which it passes, under which such owner, lessor, lessee and holder (i) agree and consent that such Equipment is and will remain personal property, owned by and removable by Lessor upon the expiration or termination of the lease term thereof, and (ii) waive any rights of distraint or similar rights with respect to such Equipment. If Lessee is unable to return, or is prevented from returning, any Equipment to Lessor upon the expiration or termination of the lease term thereof as required under Section 17 hereof, for any reason whatsoever, including, but not limited to, the assertion by any third party of any claim against such Equipment, or of any right with respect thereto, whether or not resulting from the manner in which such Equipment is affixed or attached to, or installed on or in, the realty or any building(s) thereon, or from the failure of any owner, lessor, lessee of said realty (or the building(s) thereon) or the holder of any lien or encumbrance thereon, to execute the waiver hereinbefore referred to, then, in any such event, Lessee shall forthwith notify Lessor in writing of such fact, such Equipment shall, for all purposes of this Lease, be deemed to have been the subject of a Casualty Occurrence, and Lessee shall forthwith pay Lessor the amounts provided in Section 14 hereof, with respect to such Equipment, at the time, in the manner, and with the consequences provided in such Section.

                19. Events of Default. If, during the continuance of this Lease, one or more of the following events (herein called "Events of Default") shall occur:

                A. Default shall be made in the payment of any rent hereunder, or default shall be made in the payment of any other obligation provided for in this Lease, and any such default shall continue for more than five
     (5) days;

                B. Lessee shall default in the observance and/or performance of any other covenant, condition and agreement on the part of Lessee to be observed and/or performed under this Lease and such default shall continue for fifteen (15) days after written notice from Lessor to Lessee specifying the default and demanding the same to be remedied;

                C. Any representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor in connection herewith or pursuant hereto shall at any time prove to be incorrect when made in any material respect;

                D. Lessee shall make or permit any unauthorized assignment or transfer of this Lease or of Lessee's rights and obligations hereunder, or Lessee shall make or permit any unauthorized sublease or transfer of any Equipment, or of the possession of same;

                E. Lessee shall make an assignment for the benefit of its creditors, or cease being in substantially the same line or lines of business in which Lessee is presently engaged, or cease doing business as a going concern, or become insolvent or bankrupt or default by Lessee in meeting its trade, tax, borrowing, or other obligations as they mature, or consent to the appointment of a trustee or receiver, or a trustee or a receiver shall be appointed for Lessee or for a substantial part of Lessee's property without Lessee's consent and such appointment shall not be dismissed for a period of thirty (30) days, or bankruptcy, reorganization, insolvency, arrangement, or liquidation proceedings shall be instituted by or against Lessee and, if instituted against Lessee, shall not be discharged or dismissed for a period of fifteen (15) days, or Lessee's corporate existence or the business of Lessee shall terminate by liquidation, merger, or sale of substantially all assets or the acquisition of a majority of the then issued and outstanding voting capital stock of Lessee by any person, entity or group who are not such owners on the date of execution hereof; or

                F. Lessee shall relocate the equipment in any manner not consistent with Section 12.

                G. Any obligation of Lessee for the payment of borrowed money or for the acquisition of assets by lease, conditional sale or similar arrangement, shall not be paid or refinanced at maturity, whether by acceleration or otherwise, or shall be declared to be due and payable prior to the stated maturity thereof by reason of default or other violation of the terms of any promissory note, indenture or agreement evidencing or governing such obligation;

                H. Default under the mortgage and security agreement given by the Lessee to the Lessor of even date herewith or under any other mortgage encumbering in said property in the mortgage and security agreement.

then, in any such case, Lessor, at its option, may do any one or more of the following:

                  (1) declare this Lease in default upon written notice to Lessee, whereupon, the entire amount of rent remaining to be paid over the balance of the lease term of all Equipment then leased hereunder, computed from the date of Lessee's default, shall become immediately due and payable;

                  (2) proceed by appropriate court action or actions at law or in equity or in bankruptcy to enforce performance by Lessee of the covenants and terms of this Lease and/or to recover damages for the breach thereof;

                  (3) terminate this Lease upon written notice to Lessee;

                  (4) whether or not this Lease be so terminated, and without notice to Lessee, repossess the Equipment wherever found, with or without legal process, and for this purpose Lessor and/or its agents may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee without liability for suit, action or other proceeding by Lessee (any damages occasioned by such repossession being hereby expressly waived by Lessee) and remove the Equipment therefrom.

          With respect to any Equipment returned to Lessor, or repossessed by Lessor pursuant to subparagraph (4) above, Lessor may hold or use such Equipment for any purpose whatsoever, or may sell same at a private or public, cash or credit sale, or may re-lease same for such term and upon such rental as shall be solely determined by Lessor. In the event of the sale or re-leasing by Lessor of any such Equipment, Lessee shall be liable for, and Lessor may forthwith recover from Lessee as liquidated damages for breach of this Lease, and not as a penalty, an amount equal to the sum of (X) the entire amount of rent which would have accrued for the balance of the lease term of such Equipment, computed from the date of Lessee's default, plus (Y) an amount equal to eighteen percent (18%) of the actual cost to Lessor of such Equipment, less (Z) the proceeds of any sale or re-leasing of such Equipment, after first deducting therefrom all costs and expenses of repossession, storage, repairs, reconditioning, sale, re-leasing, attorneys' fees and collection fees with respect to such Equipment.

          If Lessee fails to deliver any Equipment to Lessor or Lessor is unable, for any reason, to effect repossession of any Equipment, then, with respect to such Equipment, Lessee shall be liable for, and Lessor may forthwith recover from Lessee as liquidated damages for breach of this Lease, and not as a penalty, an amount equal to the sum of the amounts specified in items (X) and
(Y) above for such Equipment.

          Whether or not any Equipment is returned to, or repossessed by Lessor, as aforesaid, Lessee shall also be liable for, and Lessor may forthwith recover from Lessee, all unpaid rent and other unpaid sums that accrued prior to the date of Lessee's default. In addition to the foregoing, Lessor may also recover from Lessee all costs and expenses, including, without limitation, reasonable attorneys' fees and fees of collection agencies, incurred by Lessor in exercising any of its right or remedies hereunder.

          Since pursuant to the foregoing Lessor may receive or recover payment of the amounts specified in subparagraph (1) and items (X) and (Y) above earlier than Lessor would otherwise be entitled to receive or recover same but for Lessee's default, such amounts shall be discounted to their then present value at the rate of six percent (6%) per annum, and there shall be added to such amounts, after such discount, interest at the rate specified in Section 23.1 hereof from the date of Lessee's default up to the date of the payment of such amounts of Lessor.

          In the event that any court of competent jurisdiction determines that any provision of this Section 19 is invalid or unenforceable in whole or in part, such determination shall not prohibit Lessor from establishing its damages sustained as a result of any breach of this Lease in any action or proceeding in which Lessor seeks to recover such damages. Any repossession or resale of any Equipment shall not bar an action for damages for breach of this Lease, as hereinbefore provided, and the bringing of an action or the entry of judgment against Lessee shall not bar Lessor's right to repossess any or all Equipment.

          The remedies herein provided in favor of Lessor, shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies in Lessor's favor existing in law, in equity or in bankruptcy.

          20. Assignment and Mortgage. (a) Lessor may assign this Lease, and may grant a mortgage on, or security interest in, any Equipment to any such assignee, in whole or in part, without notice to, or the consent of, Lessee. Each such assignee shall have all of the rights but none of the obligations of Lessor under this Lease and Lessee shall, upon receipt of written notice thereof, recognize each such assignment and mortgage or security interest and shall accept and comply with the directions or demands given in writing by any such assignee. Lessee shall not assert against such assignee any defense, counter-claim or set-off that Lessee may have against Lessor. However, nothing herein shall relieve Lessor from its obligations to Lessee hereunder. After any such assignment this Lease may not be amended or modified without the prior written consent of any such assignee. Upon any assignment of this Lease or the granting of any mortgage on, or security interest in, any of the Equipment, Lessor or its assignee may record any instruments relating to the assignment, mortgage, or security interest desired by Lessor or such assignee in accordance with the laws of appropriate jurisdictions. (b) Without prior written consent of Lessor, Lessee shall not assign, pledge, mortgage or hypothecate this lease or any of its rights under this Lease or sell or sublet any Equipment leased hereunder or otherwise permit any Equipment to be used by or come into the possession of anyone other than Lessee.

          21. Recording and Filing; Expenses. Lessee will, upon demand of Lessor, at Lessee's cost and expense, do and perform any other act and will execute, acknowledge, deliver, file, register, record and deposit (and will re-file, re-register, re-record or re-deposit whenever required) any and all further instruments required by law in the United States or requested by Lessor (or any assignee of Lessor) including, without limitation, lien search fees, financing statements under the Uniform Commercial Code (which, notwithstanding the intent of Lessor and Lessee that this is a true lease, Lessor, shall have the right to file wherever and whenever Lessor requires), for the purpose of proper protection to the satisfaction of Lessor, (and/or of Lessor's assignee) of Lessor's title to any Equipment (and/or of Lessor's assignee's security interest, if any, in any of the Equipment) or for the purpose of carrying out the intention of this Lease. Lessee will also pay, or will upon demand reimburse Lessor, for all of the reasonable out-of-pocket costs and expenses incurred by Lessor in connection with this Lease and/or Lessor's purchase of any of the Equipment for lease hereunder, and for all fees and costs of any attorney specially retained by Lessor to take any action or proceeding to enforce the terms of this Lease.

          22. Financial Statements. If so requested by Lessor, Lessee will furnish Lessor unaudited quarterly financial statements of Lessee within sixty
(60) days after the end of each quarter, certified to be true and correct by its chief financial officer, and will also furnish Lessor, within one hundred twenty
(120) days after the close of each fiscal year of Lessee, a consolidated Balance Sheet and Profit and Loss Statement as of the end of such year, certified by the independent public accountants of Lessee.

          23. Miscellaneous.

          23.1 Late Charges and Interest on Overdue Payments. Any nonpayment of rent or other amounts due hereunder shall result in the obligation on the part of Lessee promptly to pay also an amount equal to five percent (5%) per payment of the overdue rent or other amounts for the period of time during which they are overdue. In addition, any sum due which is more than 30 days in arrears shall accrue interest at the lesser of 18% per annum or the highest rate permitted by applicable law. All payments hereunder shall be applied first to any accrued interest, then to any late charges then due, then to any other amounts due, and the remaining balance to any rent due.

          23.2 Notices. Any notice required or permitted to be given by either party hereto to the other shall be deemed to have been given when deposited in the United States mails, first-class postage prepaid, addressed to either party at its address set forth herein, or to such other address as either party shall hereafter furnish to the other in writing.

23.3   Entire Agreement; Severability; Effect and Modification of Lease.

       This Lease and any Schedules executed by Lessor and Lessee shall constitute the entire agreement between the parties with respect to the Equipment and the subject matter of this Lease. No term or provision of this Lease may be changed, waived, amended or terminated except by a written agreement signed by the parties, except that Lessor may insert the serial number of any item of Equipment and the Commencement Date on the appropriate Schedule after delivery thereof and receipt of an Acceptance Certificate with respect thereto. No express or implied waiver by Lessor of any Event of Default shall in any way be, or construed to be, a waiver of any future or subsequent Event of Default whether similar in kind or otherwise. The titles of the sections of this Lease are for convenience only and shall not define or limit any of the terms or provisions hereof. Time is of the essence in this Lease and all of its provisions. Except as expressly provided in any Schedule or Rider hereto, no options to purchase any of the Equipment or extend the term of this Lease with respect to any Equipment have been granted or agreed to by Lessor. No information, exhibit or report furnished or to be furnished by the Lessee to the Lessor in connection with the negotiation of this Lease and the transactions contemplated hereby contains or will contain any material misstatement of fact or omits or will omit a material fact necessary to make the statement contained therein not misleading when made. The Lessee is not aware of any material facts or circumstances not disclosed to the Lessor which might, if disclosed, be of material consequence in the credit evaluation of the Lessee by the Lessor. If this Lease is signed by more than one Lessee, then each Lessee shall be jointly and severally liable for all obligations to be performed by Lessee hereunder. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction, shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23.4   Execution in Counterparts.

       This Lease may be executed in several counterparts, each of which so executed shall be deemed to be an original, and in each case such counterparts together shall constitute but one and the same instrument.

23.5   Venue; Governing Law.

       This Lease shall be considered a Massachusetts contract and shall be deemed to have been made in Middlesex County, Massachusetts, by Lessor having countersigned this Lease in the Commonwealth of Massachusetts regardless of the order in which the signatures of the parties shall be affixed hereto. This agreement shall in all respects be governed by and construed in accordance with the law of the Commonwealth of Massachusetts, including, without limitation, all matters of construction, validity and performance. Lessee specifically submits to the personal jurisdiction of the courts, both state and federal, of the Commonwealth of Massachusetts.

23.6   Lessor's Rights to Perform for Lessee.

       If Lessee fails to duly and promptly perform any of its obligations under this Lease (except for payment of rent) or fails to comply with any of the covenants or agreements contained herein, Lessor may itself perform such obligations or comply with such covenants or agreements, for the account of Lessee without thereby waiving any default, and any amount paid or expense (including reasonable attorney's fees) incurred by Lessor in connection with such performance or compliance shall, together with interest thereon at the lesser of 18% per annum or the highest rate permitted by applicable law, be payable by Lessee to Lessor on demand.

23.7   Agreement for Lease Only.

       Lessor and Lessee agree that this Lease is and is intended to be a true lease (and not a lease intended as security or a lease in the nature of a security interest) and further agree to treat same as a true lease for all purposes, including, without limitation, legal, tax, clerical and accounting.

23.8   Multiple Lessees.

       In the event that more than one Lessee is named in this Lease the liability of each Lessee hereunder shall, without limitation, be joint and several.


IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to due corporate authority, have caused these presents to be signed in their respective corporate names by their duly authorized officers and their respective corporate seals to be hereunto affixed and duly attested, as of the date first above written.

[Corporate Seal]                           TAL Financial Corporation

Attest:
                                      By:
                                         ------------------------------------
                                                (Authorized Signature)

By:
   ------------------------
            Clerk

                                      Its: Howard D. Siegel, President
                                          -----------------------------------
                                                        (Title)


[Corporate Seal]                      Information Management Associates, Inc.
                                      ---------------------------------------
                                                        (Lessee)
Attest:

                                      By: [SIGNATURE APPEARS HERE]
                                         ------------------------------------
                                                  (Authorized Signature)

By: [SIGNATURE APPEARS HERE]
   -----------------------------
        Secretary
                                      Its: Michael T. Dylag, Vice President
                                          -----------------------------------
                                           of Finance
                                          -----------------------------------
                                                         (Title)